CONTACT:	David S. Collins	Devin Sullivan
	Chief Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH ANNOUNCES CORPORATE INITIATIVES TO RE-FOCUS OPERATIONS, STRENGTHEN OPERATING LEVERAGE, AND SUPPORT GROWTH

WARRENVILLE, Ill., July 5, 2017 - Fuel Tech, Inc. (NASDAQ: FTEK) (or “the Company”), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today announced a series of corporate initiatives designed to re-prioritize resource allocation, further reduce the Company’s cost structure, improve operational efficiencies, strengthen its balance sheet and cash flow generation capabilities, and catalyze business development activity.
Working with a third-party consultant, Fuel Tech has undertaken a review of its operating model and organizational design. In combination with previously announced ongoing and completed corporate initiatives over the past two years, the actions associated with this review are expected to result in improved financial performance for the second half of 2017 compared to the first six months of the year, which will position the Company for growth and profitability in 2018 and beyond.
Primary among these actions, effective June 28, 2017 Fuel Tech has suspended all operations associated with its pre-revenue development stage Fuel Conversion business segment. The transition associated with the suspension of the Fuel Conversion business segment is underway, and includes staff rationalization, supplier and partner engagement, and exploring the potential monetization of certain Fuel Conversion assets.

Vincent J. Arnone, President and Chief Executive Officer, commented, “With respect to Fuel Conversion, despite our investments of time and capital, we have been unable to identify a funding source for a pre-revenue enterprise that did not dilute or otherwise damage the investment position of our existing stockholders. Given the negative, material financial impact that further ongoing support of Fuel Conversion would have on our Company, we felt that it was in the best interest of our stockholders to make this difficult, but prudent, decision to suspend its operations.
“The cost savings associated with the suspension of our Fuel Conversion activities and those generated by the additional actions taken as a result of our work with a third-party consultant are expected to have a favorable impact on the financial performance of the Company in the second half of 2017 and thereafter. The cash flow generated by these actions will assist in our ongoing efforts to develop new markets and applications for our APC and FUEL CHEM® solutions portfolio, as well as support our current pursuit of technology applications in the water treatment and renewables markets.”
Fuel Tech expects to record charges associated with the suspension of the Fuel Conversion business in the second quarter ended June 30, 2017, however, these amounts have not yet been established.
Mr. Arnone continued, “Although end market challenges remain for our base businesses, we have made steady progress along several fronts over the past two years. The announcement of today’s strategic initiatives is made against a backdrop of improving business metrics across Fuel Tech’s organization, including:

•	capital projects backlog in the APC segment rose to $22.5 million at March 31, 2017 from $8.0 million at December 31, 2016; and

•	the removal of approximately $15 million of operating costs over the last two years and significant incremental reductions expected as a result of the initiatives defined above.
Mr. Arnone concluded, “We believe that we are approaching a number of value-creating inflection points. The combination of a refreshed business focus, lower operating costs and improved business activity will enhance our competitiveness and position us to deliver the long-term value that our stockholders expect and deserve.”
About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.

The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.
Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.